Exhibit 4.1

ZYGO CORPORATION

2012 EQUITY INCENTIVE PLAN

          1. Purpose. The purpose of the Zygo Corporation 2012 Equity Incentive Plan (the “Plan”) is to establish a flexible vehicle through which Zygo Corporation, a Delaware corporation (the “Company”), can attract, motivate, reward and retain qualified persons to provide services to the Company and its subsidiaries through the grant of equity-based and/or cash incentive awards (“Awards”) and thereby further align the interests of such persons with those of the stockholders of the Company.

          2. Types of Awards. Awards under the Plan (“Awards”) may be in the form of: options to purchase shares of the Company’s common stock, $.10 par value per share (“Common Stock”), including options intended to qualify as “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options which do not qualify as Incentive Stock Options (“Non Qualified Stock Options”); restricted shares of Common Stock; restricted stock units providing for the right to receive shares of Common Stock in the future; the right to receive any excess in value of shares of Common Stock over the exercise price of such right (“Stock Appreciation Rights” or “SARs”); the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of Common Stock or other securities of the Company; and such other forms of equity-based incentive awards and cash incentive awards described in Section 8 of the Plan.

          3. Administration.

          (a) Committee. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), provided that the Board may, in its sole discretion, make awards under the Plan, and provided further that, to the extent permitted by applicable law, the Board may, in its sole discretion, delegate to an executive officer or officers of the Company the authority to grant a specified number of Awards under the Plan, on such terms and conditions as the Board shall establish from time to time, to directors, employees, or officers of, or consultants or other persons providing services to, the Company or its subsidiaries, provided, however, that no officer shall be authorized to grant options to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or to any director of the Company. Any such delegation shall include a limitation as to the number of options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

          (b) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan, (ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, unrestricted or may be exercised, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. All decisions of the Committee pursuant to the provisions of the Plan, including questions of construction, interpretation and administration, shall be final, conclusive and binding on all persons.

          (c) Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent it shall be judicially determined, and from which no appeal is available, that any such loss, cost, liability, damage or expense is attributable to such person’s fraud or willful misconduct.

          4. Share Limitations.

          (a) Aggregate Award Limitation. Subject to adjustment pursuant to Section 12 of the Plan, an aggregate of 1,650,000 shares of Common Stock may be issued under the Plan. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an Award that terminates, expires, is cancelled or is settled in cash, (ii) shares of stock covered by Awards that are forfeited, repurchased in accordance with the terms of the Plan or the Award, and (iii) shares that are withheld or surrendered in order to pay the purchase price for shares covered by any Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of any Award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. Each share issued pursuant to a restricted stock, restricted stock unit or other full value award will count as 1.5 shares for purposes of determining the aggregate number of shares of Common Stock available for issuance under the Plan. No fractional shares of Common Stock shall be issued under the Plan.

          (b) Individual Award Limitations. Subject to adjustment pursuant to Section 12 of the Plan, the maximum number of shares of Common Stock with respect to which Awards may be granted to any employee under the Plan shall be 300,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. No employee may earn a Cash Incentive Award under the Plan for any calendar year in excess of $2,000,000. The per employee limits described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

          (c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

          5. Eligibility. Awards under the Plan may be made to such current or future employees, directors or consultants and other individuals who perform (or are expected to perform) services for, or contribute (or are expected to contribute) value to, the Company or any one or more of its subsidiaries (which, for this purpose, shall be limited to entities which, in addition to the Company, constitute “eligible issuers of service recipient stock” within the meaning of Treasury Regulation §1.409A-1(b)(5)(iii)(E), (collectively the “Company Group”), all as the Committee may select. In making Awards under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, the potential recipient’s previous and/or expected future contributions to the business of any member of the Company Group and such other factors as the Committee deems relevant under the circumstances.

          6. Stock Options and SARs. Subject to the provisions of the Plan, the Committee may grant options and/or SARs to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option and SAR shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee. A SAR shall confer on the participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise over (b) the base price of the SAR.

          (a) Exercise/Base Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value (as defined in Section 10 of the Plan) per share on the date of grant (or, in the case of an Incentive Stock Option granted to an optionee who, at the time the option is granted, owns stock with more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “subsidiary” or “parent” of the Company within the meaning of Section 424 of the Code, 110% of such Fair Market Value). The base price of a SAR may not be less than the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

          (b) Term of Options and SARs. No option or SAR granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the option is granted (or, in the case of an Incentive Stock Option granted to a ten percent (10%) stockholder within the meaning of Section 424 of the Code, five (5) years).

          (c) Exercisability of Options and SARs. Subject to the provisions of the Plan, the Committee may establish such vesting and other conditions and restrictions on the exercise of an option or SAR and/or upon the Common Stock issued in connection with the exercise of an option as it deems appropriate. Unless the Committee determines otherwise, an option or SAR will become vested and exercisable in annual one-quarter increments on the first, second, third, and fourth anniversaries of the date thereof, subject to the participant’s remaining in the continuous employment or other service with the Company Group, all as determined by the Committee, following the date of grant.

          (d) Method of Exercise. Once vested and exercisable, an option may be exercised by transmitting to the Company a notice specifying the number of shares to be purchased and payment of the aggregate exercise price of the shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 13 of the Plan, as determined by the Committee. As determined by the Committee, in its sole discretion, payment of the exercise price of an option in whole or in part may also be made (1) by means of any cashless exercise procedure approved by the Committee (including, without limitation, by the issuance of “net” shares), (2) in the form of unrestricted shares of Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (3) any other form of consideration approved by the Committee and permitted by applicable law which the Committee determines to be consistent with the purposes of the Plan or (4) any combination of the foregoing. Once vested and exercisable, a SAR may be exercised by transmitting to the Company a notice specifying the number of shares with respect to which the vested SAR is being exercised, and payment of any taxes due thereon in accordance with Section 13 of the Plan.

          (e) Termination of Employment or other Service. Unless otherwise determined by the Committee at grant or, if no rights of the participant are thereby reduced, thereafter, the following rules apply with regard to options and SARs held by a participant at the time of his or her termination of employment or other service with the Company Group:

                    (i) Termination by Reason of Death. If a participant’s employment or other service with the Company Group is terminated due to his or her death, then (1) that portion of an option or SAR, if any, which is exercisable on the date of termination shall remain exercisable by the participant’s beneficiary during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) that portion of an option or SAR, if any, which is not exercisable on the date of termination shall thereupon terminate.

                    (ii) Termination for Cause. If a participant’s employment or other service is terminated by the Company Group for Cause (or at a time when grounds for a termination for Cause exist), then, notwithstanding anything to the contrary contained herein, any option or SAR held by the participant (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable. A termination for “Cause” means (1) in the case where there is no employment, consulting or similar service agreement between the participant and the Company Group or where such an agreement exists but does not define “cause” (or words of like import), a termination classified by the Company Group, in its sole discretion, as a termination due to the participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of duties, or (2) in the case where there is an employment, consulting or similar service agreement between the participant and the Company Group that defines “cause” (or words of like import), a termination that is or would be deemed for “cause” (or words of like import) as classified by the Company Group, in its sole discretion, under such agreement.

                    (iii) Other Termination. If a participant’s employment or other service with the Company Group terminates for any reason other than those described in Section 6(e)(i) or 6(e)(ii) above, then: (1) that portion of an option or SAR, if any, which is exercisable on the date of termination shall remain exercisable by the participant during the ninety (90) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) that portion of an option or SAR, if any, which is not exercisable on the date of termination shall thereupon terminate.

          (f) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option or SAR until, as applicable, full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option or SAR shall have no rights as a stockholder with respect to any shares covered by the option or SAR until the date such shares are issued.

          (g) No Repricing of Options. Unless approved by the Company’s stockholders, the Committee may not reduce the exercise price for shares covered by an outstanding option granted under the Plan, whether directly or in any other manner which constitutes a “repricing” under applicable stock exchange rules or financial accounting principles.

          7. Restricted Stock and Restricted Stock Units. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock and/or rights to receive shares of Common Stock (i.e., restricted stock units) to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock or restricted stock unit award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

          (a) Purchase Price. The purchase price payable for shares of restricted stock or shares of Common Stock delivered in settlement of a restricted stock unit award may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock.

          (b) Restrictions and Vesting. The Committee may establish such conditions and restrictions on the vesting of restricted stock and restricted stock units as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified Performance Goals (as defined in Section 9) and/or other factors and criteria deemed relevant for this purpose. Notwithstanding the foregoing, (a) forfeiture restrictions on shares of restricted stock and restricted stock units that lapse solely based on the length of the awardee’s service shall lapse with respect to no more than one-fourth of such shares per calendar year; and (b) forfeiture restrictions on shares of restricted stock and restricted stock units that lapse based on the achievement of Performance Goals shall lapse based on a performance period of at least one year; provided, however, that the foregoing limitations set forth in this Section 7(b) shall not apply to (i) lapses of restrictions pursuant to Section 18 or in connection with the disability, death or retirement of a participant, (ii) awards of restricted stock or restricted stock units, including modifications of such awards, with respect to an aggregate number of shares not exceeding ten percent of the total number of shares authorized for issuance under the Plan.

          (c) Rights as a Stockholder. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose. Unless otherwise specified in the Award agreement or the Plan, the holder of restricted stock units will have no rights of a stockholder with respect to the shares covered by the Award unless and until such shares are issued to the holder.

          (d) Stock Certificates for Restricted Stock. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company’s stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the award. Unless otherwise specified by the Committee, each restricted stock unit Award shall be settled by the delivery of shares of Common Stock.

          (e) Lapse of Restrictions; Delivery of Shares. If and when the vesting conditions and other restrictions applicable to a restricted stock award are satisfied or expire and upon the recipient’s payment of any taxes due thereon in accordance with Section 13 of the Plan, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law. Settlement of a restricted stock unit Award shall be completed no later than the 15th day of the third month following the calendar year in which the Award becomes vested; provided, however, that, subject to compliance with Section 409A, the Committee, in its discretion, may provide for deferred settlement.

          (f) Termination of Employment or Other Service. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, upon the termination of a recipient’s employment or other service for any reason or no reason, any shares of restricted stock and any restricted stock units which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be cancelled.

          8. Other Equity-Based Awards and Cash Incentive Awards. The Committee is

authorized, subject to limitations under applicable law, to grant to participants such other forms of Award that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, stock bonuses, dividend equivalents, rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the value of securities of or the performance of specified subsidiaries, and Awards designed to comply with or take advantage of the applicable laws of jurisdictions outside the United States. The Committee shall determine the terms and conditions of any such Awards. In addition, Cash Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated and settled in cash, may be granted under the Plan, which Awards may be earned at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. The Committee may require or permit the deferred payment and/or installment payout of all or part of any stock Awards or Cash Incentive Awards made hereunder, provided that the terms and conditions applicable to such deferral or installment payout comply with the distribution election and distribution timing requirements of Section 409A of the Code.

          9. Performance-Based Equity and Cash Awards. The Committee may grant Awards subject to any performance goals (“Performance Goals”) such that the Award is intended to meet the “performance based” conditions of Section 162(m) of the Code. For this purpose, a performance goal may be expressed in terms of or be based upon any one or more of the following business criteria: (i) net income, (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) earnings before income taxes and depreciation, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating margins, (viii) reductions in operating expenses, (ix) sales or return on sales, (x) total shareholder return, (xi) return on equity, (xii) return on total capital, (xiii) return on invested capital, (xiv) return on assets, (xv) economic value added, (xvi) cost reductions and savings, (xvii) increase in surplus, (xviii) productivity improvements, (xix) revenue, (xx) revenue growth, (xxi) expenses, (xxii) margins, (xxiii) market capitalization, (xxiv) new product releases, (xxv) quality improvements, (xxvi) brand or product recognition or acceptance (including market share), (xxvii) cycle time reductions, (xxviii) strategic positioning or marketing programs or campaigns, (xxix) strategic accounts or alliances or partnerships, (xxx) business or information systems or organizational improvements, (xxxi) infrastructure support programs, (xxxii) human resource programs, (xxxiii) customer programs, (xxxiv) technology development programs, (xxxv) merger or acquisition integration, and/or (xxxvi) a participant’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, leadership effectiveness, business development, negotiating transactions and sales or developing long term business goals. A Performance Goal established in connection with an Award covered by this section must be (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain, but not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the business criteria set forth above. Any such Performance Goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, with respect to which the participant provides services or on the performance of the Company generally. If and to the extent permitted for awards intended to qualify as “performance-based” under Section 162(m) of the Code and regulations thereunder, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based award has been earned. The Committee may not exercise its discretion to increase the amount or value of an award that would otherwise be payable in accordance with the terms of a performance-based award made in accordance with this section.

          10. Fair Market Value. For purposes of the Plan, “Fair Market Value” on any date shall be equal to the closing sale price per share as published by a national securities exchange or NASDAQ National Market on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange or NASDAQ National Market on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or NASDAQ National Market or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

          11. Non-Transferability. Stock options and SARs granted under the Plan may not be transferred by a participant other than upon the participant’s death to a beneficiary designated by the participant in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the participant, pursuant to the participant’s will or by the laws of descent and distribution. All stock options and SARs shall be exercisable during the participant’s lifetime only by the participant (or, in the event of the participant’s incapacity, his or her guardian or legal representative). Shares of restricted stock granted under the Plan may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by the provisions hereof or the applicable Award agreement or instrument, no Award received under the Plan may be transferred in any manner, and any attempt to transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a stock option (other than an Incentive Stock Option) or SAR is transferable in whole or part in a gratuitous transfer to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe. A beneficiary or permitted transferee who succeeds to a participant’s

Award shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          12. Adjustments upon a Capital Change. Subject to Section 18, upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock split in the form of a stock dividend, stock split or reverse stock split, combination or exchange of shares, or any other similar corporate transaction or event that affects the capitalization of the Company (a “Capital Change”), an equitable substitution or adjustment shall be made in (i) the aggregate number and/or kind of shares reserved for issuance under the Plan, (ii) the maximum number and/or kind of shares with respect to which Awards may be granted under the Plan to any employee during any calendar year, (iii) the kind, number and/or exercise price (or base price) of shares subject to outstanding options (or SARs) granted under the Plan, and (iv) the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock, restricted stock units or any other equity-based Awards granted under the Plan. Such other equitable substitutions or adjustments shall be made as may be determined by the Board, in its sole discretion. Without limiting the generality of the foregoing, but subject to Section 18, in connection with a Capital Change, the Board may provide, in its sole discretion, on a case by case basis, for: (A) the cancellation of any outstanding awards (i) in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options or SARs, by the exercise or base price thereof, or (ii) for no consideration, in the case (and to the extent) of awards which are not otherwise then vested or exercisable; or (B) in the event of a liquidation or reorganization of the Company (including a merger, consolidation or sale or distribution of assets of the Company), the termination of any outstanding options upon notice given at least thirty (30) days prior to the effective date of the transaction, provided that such vested and exercisable options and SARs (or, in the Board’s discretion, all options and/or SARs, whether or not otherwise vested or exercisable), shall be exercisable until the effective date of such liquidation or reorganization in whole or in part as to all shares then subject thereto. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment. All adjustments under this Section 12 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No adjustment may be made under this Section 12 if the adjustment would cause an award to become subject to Section 409A of the Code or, in the case of an award that is subject to Section 409A of the Code, if the adjustment would result in the imposition of tax under Section 409A(a)(1) of the Code.

          13. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company Group relating to an award, (i) the Company Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an award recipient whether or not pursuant to the Plan or (ii) the Company Group shall be entitled to require that the recipient remit cash to the Company Group (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section 13 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously-owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

          14. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 12 of the Plan, any amendment which would increase the number of shares of Common Stock which may be issued under the Plan shall be subject to the approval of the Company’s stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that no amendment which would affect adversely the rights of the holder of any outstanding award may be made without the consent of such holder. The foregoing notwithstanding, despite the attainment of Performance Goals in the case of any Award intended to satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code, the Committee may reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. Notwithstanding the foregoing, subject to the limitations of applicable law, the Board may amend the terms of any one or more awards without the affected participant’s consent if such amendment is necessary to maintain the qualified status of the award as an Incentive Stock Option or to bring the award into compliance with Section 409A of the Code.

          15. General Provisions.

          (a) Compliance with Law. Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. If and to the extent (i) any portion of any payment, compensation or other benefit provided to an awardee pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the awardee is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the awardee (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the awardee during the period between the date of separation from service and the New Payment Date shall be paid to the awardee in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the awardee or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

          (b) Investment Representation. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

          (c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (d) No Employment or other Service Rights. Subject to any existing employment agreement, nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with any one or more of the Company Group or interfere in any way with the right of the Company Group at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other service with the Company Group.

          (e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

          (f) Awards Not Includable for Benefit Purposes. Awards and other payments received by a participant pursuant to the provisions of the Plan shall not be shall not be considered as compensation in the determination of benefits under any pension, group insurance or other benefit plan applicable to the participant which is maintained by the Company or any of its affiliates, except as may be provided under the terms of such plans or determined by the Board.

          16. Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

          17. Term of the Plan. The Plan shall become effective upon its adoption by the Board,

subject to approval by the stockholders of the Company within twelve (12) months of the date of such adoption. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award previously made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan (as then in effect or thereafter amended).

          18. Change in Control of the Company. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 18 shall govern and supersede any inconsistent terms or provisions of the Plan.

          (a) Definitions.

                    (i) Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:

                              (A) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty per cent (40%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                              (B) The consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

                              (C) The individuals who, as of July 1, 2011, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

                              (D) A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                    (ii) Cause. For purposes of this Section 18 only, the term “Cause” shall mean (A) conviction of a felony or (B) engaging in conduct constituting willful gross misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

                    (iii) Good Reason. For purposes of this Section 18, the term “Good Reason” shall mean any of the following events or conditions occurring with respect to a participant at any time following a Change in Control, provided, however, that the event or condition is not corrected by the Company or successor or acquiring company within 30 days after receipt of written notice thereof from the participant and provided further that the participant shall furnish such written notice within 90 days after the event or condition occurs:

                              (A) a reduction in the participant’s base salary or any failure to pay the participant compensation or benefits to which he or she is entitled within fifteen days of the date due;

                              (B) a relocation by the Company or the acquiring or successor company of the participant’s principal place of employment by more than fifty miles;

                              (C) a material diminution of the position, status or duties of the participant’s employment or of the participant’s working conditions; or

                              (D) the failure by the Company or an acquiring or successor company to provide the participant with compensation and benefits, in the aggregate, substantially equivalent to those in effect immediately prior to the Change in Control.

          (b) Effect of Change in Control on Certain Awards.

                    (i) If, following a Change in Control, the Company is not the surviving corporation and the surviving corporation or the acquiring corporation (such surviving corporation or acquiring corporation being hereinafter referred to as the “Acquiror”) does not assume the then outstanding options or other awards under the Plan or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such awards, then all such awards that are not so assumed or substituted shall become immediately and fully vested and, as applicable, exercisable immediately prior to the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for the payment in cash and/or in kind to be made to each participant for the cancellation of any outstanding options or other awards upon the consummation of the Change in Control, based upon the fair market value of the consideration received in such Change in Control by the Company’s stockholders in exchange for their Common Stock. If this provision applies, any outstanding award that is not exercised will terminate and be of no further force or effect at the time of the Change in Control, subject to the right, if any, of the holder to receive a payment under this Section 18(b)(i) in exchange for the cancellation of such award.

                    (ii) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes outstanding options and/or other awards under the Plan or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such options or other awards, then all such awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan; provided, however, that, if, within twenty-four months following a Change in Control, a participant’s employment is terminated by the Company, the Acquiror or either of its or their affiliates without Cause or by the participant with Good Reason, then, upon such termination of employment, all such outstanding options and other awards (or substitutes therefor) shall become immediately and fully vested and, as applicable, exercisable.

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